      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1997

                                                         REGISTRATION NO. ______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                    MTL INC.
             (Exact name of registrant as specified in its charter)

          FLORIDA                                       59-3239073
          -------                                       ----------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               3108 CENTRAL DRIVE
                            PLANT CITY, FLORIDA 33567
                    (Address of Principal Executive Offices)

               1994 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plan)

                       CHARLES J. O'BRIEN, JR., PRESIDENT
                                    MTL INC.
                               3108 CENTRAL DRIVE
                            PLANT CITY, FLORIDA 33567
                                  813/754-4725
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                         ------------------------------
                                    COPY TO:

                            WILLIAM J. SCHIFINO, ESQ.
                           SCHIFINO & FLEISCHER, P.A.
                                   SUITE 2700
                              ONE TAMPA CITY CENTER
                              TAMPA, FLORIDA 33602
                           --------------------------

                                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================

                                                         PROPOSED                PROPOSED
                                                          MAXIMUM                 MAXIMUM
                                 AMOUNT                  OFFERING                AGGREGATE                 AMOUNT
       TITLE OF                   TO BE                    PRICE                 OFFERING              OF REGISTRATION
     SECURITIES TO            REGISTERED(1)            PER SHARE(2)                PRICE                   FEE (2)
     BE REGISTERED
-----------------------------------------------------------------------------------------------------------------------
COMMON STOCK,                 400,000 SHS.                $23.25                $9,300,000                 $2,819
$.01 PAR VALUE
=======================================================================================================================


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.

(2) Based on the closing price of the Company's shares on NASDAQ National Market System on July 11, 1997.

                                     PART I

         The purpose of this registration statement is to reflect an amendment to the Company's 1994 Incentive and Non-Statutory Stock Option Plan (the "Plan") increasing the number of shares covered by the Plan from 300,000 shares to 700,000 shares. On May 22, 1996 the shareholders approved an amendment to the Company's plan to increase the number of shares covered from 300,000 to 500,000 and on May 16, 1997 further amended the plan to increase the number of shares covered to 700,000.

         The contents of the Registrant's earlier Registration Statement (File No. 33-89096) are incorporated herein by reference. There has been no material change in the disclosure requirements from that which was set forth in the earlier Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.                    Exhibits

                  5.0 Opinion of Schifino & Fleischer, P. A. as to the legality of the securities being registered

                  10.1(a) Amendment to 1994 Incentive and Non-Statutory Stock Option Plan dated May 22, 1996

                  10.1(b) Amendment to 1994 Incentive and Non-Statutory Stock Option Plan dated May 16, 1997


                  23.1     Consent of Schifino & Fleischer, P.A.  See Exhibit 5

                  23.2     Consent of Arthur Andersen LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Plant City and State of Florida, on the 14th day of July, 1997.

                                    MTL INC.

                                    By:      /s/ Charles O'Brien, Jr.
                                       ------------------------
                                       Charles J. O'Brien, Jr., President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                                  Date
          ---------                    -----                                  ----
 /s/ Charles O'Brien, Jr.                   Director and                   July 14, 1997
-----------------------------------    Chief Executive Officer
Charles J. O'Brien, Jr.


 /s/ Richard J. Brandewie              Chief Financial and Accounting      July 14, 1997
---------------------------------                 Officer
Richard J. Brandewie



  /s/ Elton E. "Buzz" Babbitt          Director                            July 14, 1997
--------------------------------
Elton E. "Buzz" Babbitt

                                       Director
----------------------------
John B. Bowron

  /s/ Donald W. Burton                 Director                            July 14, 1997
---------------------------------
Donald W. Burton

                                       Director
----------------------------
Gerald L. McCullough